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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12
Synaptic Pharmaceutical Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
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	(4)	Date Filed:

SYNAPTIC PHARMACEUTICAL'S SPECIAL MEETING
OF STOCKHOLDERS TO BE HELD ON FEBRUARY 11, 2003

PARAMUS, N.J., Jan. 10, 2003—Synaptic Pharmaceutical Corporation (Nasdaq: SNAP) announced today that it will hold a special meeting of its stockholders on February 11, 2003 to consider the previously announced Agreement and Plan of Merger, dated as of November 21, 2002, among H. Lundbeck A/S ("Lundbeck"), Viking Sub Corporation, a wholly owned subsidiary of Lundbeck, and Synaptic, pursuant to which Synaptic would become a wholly owned subsidiary of Lundbeck. The special meeting of stockholders will be held at Synaptic's offices at 215 College Road, Paramus, New Jersey 07652, at 10:00 a.m., local time. The record date for the special meeting is January 9, 2003 and only stockholders of record at the close of business on that date will be entitled to vote at the special meeting. Synaptic also announced that it has filed its definitive proxy materials with the SEC and expects to mail these materials to its stockholders on or about January 14, 2003.

Synaptic Pharmaceutical Corporation is a drug discovery company using is proprietary portfolio of G protein-coupled receptors as the basis for developing new drugs for the treatment of a variety of human disorders. Synaptic's Schedule 14A Definitive Proxy Statement has been filed with the Securities and Exchange Commission ("SEC") and is publicly available through the SEC's Internet site at http://www.sec.gov, as well as through the Company's Internet site at http://www.synapticcorp.com.

Additional information

Stockholders of Synaptic are urged to read Synaptic's definitive proxy statement filed on Schedule 14A with the SEC, and any other relevant documents filed or to be filed in the future with the SEC because those documents contain important information about Synaptic, the proposed transaction and related matters. Investors and security holders can obtain free copies of Synaptic's definitive proxy statement at Synaptic's Internet site, http://www.synapticcorp.com, or by contacting Investor Relations, Synaptic Pharmaceutical Corporation, 215 College Road, Paramus, NJ 07652 (Telephone: (201) 261-1331, ext. 1410). Investors and security holders can also obtain free copies of Synaptic's definitive proxy statement and other documents filed by Synaptic and by Lundbeck with the SEC in connection with the proposed transaction at the SEC's Internet site at http://www.sec.gov.

In addition to the definitive proxy statement, Synaptic files annual, quarterly and special reports, other proxy statements and other information with the SEC, each of which are available at the SEC's Internet site at http://www.sec.gov. Lundbeck has not filed any reports or other information, other than reports and other information in connection with the proposed transaction, with the SEC because Lundbeck has no securities registered pursuant to the Securities Exchange Act of 1934, as amended. You may also read and copy any reports, statements and other information filed by Synaptic and by Lundbeck at the SEC public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information.

Synaptic, Lundbeck, and their respective directors, executive officers and certain members of management and other employees may be deemed to be participants in the solicitation of proxies of Synaptic's stockholders to approve the proposed transaction. Such individuals may have interests in the transaction, including as a result of holding options or shares of Synaptic's stock. Information regarding Lundbeck and its directors and officers is contained in its Schedule 13D, filed with the SEC on November 27, 2002. Information regarding Synaptic and its directors and officers is contained in its definitive proxy statement (DEFM 14A), filed with the SEC on January 10, 2003.

CONTACT: Errol B. De Souza, President and CEO, of Synaptic Pharmaceutical Corporation, +1-201-261-1331, ext. 103; or Robert Ferris, RFBinder Partners, Investor Relations, +1-212-994-7505, for Synaptic Pharmaceutical Corporation.

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SYNAPTIC PHARMACEUTICAL 'S SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON FEBRUARY 11, 2003